Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Name	Formation Jurisdiction
ACP Solutions Southern Africa (PTY) LTD	South Africa
Altona Properties Pty Ltd. (37.4% owned)	Australia
Auseon Limited	Australia
Avient Colorants Belgium SA (f/k/a Clariant Plastics & Coatings SA)	Belgium
Avient Colorants Italy Srl (f/k/a Clariant Plastics & Coatings (Italia) S.p.A.)	Italy
Avient Colorants Spain S.A. (f/k/a Clariant Plastics & Coatings (Ibérica) S.A.)	Spain
Avient Colorants Sweden AB (f/k/a Clariant Plastics & Coatings (Nordic) AB)	Sweden
Avient Colorants Switzerland AG (f/k/a Performance Masterbatches Switzerland AG)	Switzerland
Avient Finland OY (f/k/a Clariant Plastics & Coatings (Finland) OY)	Finland
Avient Luxembourg S.à r.l. (f/k/a PolyOne Luxembourg S.à r.l)	Luxembourg
Avient Pakistan (Private) Limited (f/k/a Clariant Chemical Pakistan (Pvt) Ltd.	Pakistan
Avient Puerto Rico, LLC (f/k/a PolyOne Puerto Rico, LLC)	Puerto Rico
Avient Switzerland GmbH (f/k/a Clariant Plastics & Coating AG)	Switzerland
Braspenco Indústria de Compostos de Plásticos Ltda.	Brazil
Burton Rubber Company	Delaware
Butler Brothers, Inc. (49% owned)	Minnesota
Chromatics, Inc.	Connecticut
Clariant (Guatemala) S.A.	Guatemala
Clariant (New Zealand) Ltd.	New Zealand
Clariant Turkey Plastik, Boya ve Kimyevi Maddeler Sanayi	Turkey
Clariant (Vietnam) Ltd.	Vietnam
Clariant Masterbatches (Malaysia) Sdn Bhd	Malaysia
Clariant Masterbatches (Saudi Arabia) Ltd.	Saudi Arabia
Clariant Masterbatches (Shanghai) Ltd.	China
Clariant Material Science (Guangzhou) Ltd.	China
Clariant Plastics & Coatings (Argentina) S.A.	Argentina
Clariant Plastics & Coatings (Colombia) S.A.S.	Colombia
Clariant Plastics & Coatings (France)	France
Clariant Plastics & Coatings (Ireland) Ltd.	Ireland
Clariant Plastics & Coatings (Italia) S.p.A.	Italy
Clariant Plastics & Coatings (Polska) Sp. z.o.o.	Poland
Clariant Plastics & Coatings (Taiwan) Co., Ltd.	Taiwan
Clariant Plastics & Coatings (Thailand) Ltd.	Thailand
Clariant Plastics & Coatings (The Netherlands) B.V.	Netherlands
Clariant Plastics & Coatings (UK) Ltd.	United Kingdom
Clariant Plastics & Coatings Brasil Indústria Qúimica Ltda.	Brazil
Clariant Plastics & Coatings Canada Inc.	Canada
Clariant Plastics and Coatings FZE	United Arab Emirates
Clariant Plastics and Coatings (RUS) LLC	Russia
Clariant Plastics & Coatings USA LLC	Delaware
Colorant Chromatics AB	Finland
Colorant Chromatics AG	Switzerland
Colorant Chromatics Europe B.V.	Netherlands
Colorant Chromatics Trading Shanghai, Ltd.	China
Colorant GmbH	Germany
ColorMatrix Argentina S.A.	Argentina

Name	Formation Jurisdiction
ColorMatrix Asia Limited	Hong Kong
ColorMatrix-Brazil, LLC	Ohio
ColorMatrix Corporation, The	Ohio
ColorMatrix do Brasil Indústria e Comércio de Pigmentos e Aditivos Ltda.	Brazil
ColorMatrix Europe BV	Netherlands
ColorMatrix Europe Limited	United Kingdom
ColorMatrix Group, Inc.	Delaware
ColorMatrix Holdings, Inc.	Delaware
ColorMatrix Plastic Colorant (Suzhou) Co. Ltd.	China
ColorMatrix Russia LLC	Russia
ColorMatrix South Africa (Pty) Ltd.	South Africa
ColorMatrix UK Holdings Limited	United Kingdom
ColorMatrix UK Limited	United Kingdom
COMPTEK Kunststoffverarbeitung GmbH	Germany
Conexus, LLC	Nevada
Fiber-Line Asia Pacific B.V.	Netherlands
Fiber-Line Asia Pacific (Changzhou) Co., Ltd.	China
Fiber-Line Asia Pacific (Shanghai) Co., Ltd.	China
Fiber-Line Holding B.V.	Netherlands
Fiber-Line International B.V.	Netherlands
Fiber-Line, LLC	Delaware
Fiber-Line Management, Inc.	Delaware
Franklin-Burlington Plastics, Inc.	Delaware
Glasforms, Inc.	California
GLS Hong Kong Limited	Hong Kong
GLS International, Inc.	Illinois
GLS Thermoplastic Alloys (Suzhou) Co., Ltd.	China
GLS Trading (Suzhou) Co., Ltd.	China
GSDI Specialty Dispersions, Inc.	Ohio
Hanna France S.à r.l.	France
Hanna-Itasca Company	Delaware
Hanna Proprietary Limited	Delaware
Hansand Steamship Company (33% owned)	Delaware
IQAP Czech, s.r.o.	Czech Republic
IQAP Masterbatch Group, S.L.	Spain
Juffali-PolyOne Master Batches Company (51% owned)	Saudi Arabia
Kimberly Iron (14% owned)	Michigan
Laconian Holding Company	Missouri
L. E. Carpenter & Company	Delaware
MAG International (50% owned)	Delaware
Magenta Master Fibers S.r.l.	Italy
Magenta Master Fibers (Shanghai) Co., Ltd.	China
M.A. Hanna Asia Holding Company	Delaware
M.A. Hanna Export Services Corp.	Barbados
M.A. Hanna Plastic Group, Inc.	Michigan
NEU Specialty Engineered Materials, LLC	Ohio

Name	Formation Jurisdiction
O’Sullivan Plastics, LLC	Nevada
Paramont Coal Company (50% owned)	Virginia
Performance Masterbatches (Chile) S.p.A.	Chile
Performance Masterbatches (Japan) K.K.	Japan
Performance Masterbatches Austria GmbH	Austria
Performance Masterbatches Germany GmbH	Germany
Performance Masterbatches MX, S.A. de C.V.	Mexico
Performance Masterbatches Serv, S. de R.L. de C.V.	Mexico
Performance Masterbatches Singapore Pte. Ltd.	Singapore
Pilot Knob Pellet Co. (50% owned)	Missouri
PlastiComp Europe GmbH	Germany
PlastiComp, Inc.	Minnesota
POL Development, Inc. (f/k/a Geon Development, Inc.)	Ohio
POL Laconian de Mexico Holding Company, S de R.L. de C.V.	Mexico
POL Luxembourg Holding Company, S.a r.l	Luxembourg
POL Mexico Holdings, LLC	Missouri
Polymer Diagnostics, Inc.	Ohio
PolyOne Belgium S.A.	Belgium
PolyOne Canada ULC	Canada
PolyOne Canada-Australia S.à r.l.	Luxembourg
PolyOne Chuzhou Co., Ltd.	China
PolyOne Color and Additives Germany, GmbH	Germany
PolyOne Company Australia Limited, The (f/k/a The Geon Company Australia Limited)	Australia
PolyOne Corporation UK Limited	United Kingdom
PolyOne Costa Rica S.A.	Costa Rica
PolyOne CR s.r.o.	Czech Republic
PolyOne de Mexico Distribution, S. de R.L. de C.V.	Mexico
PolyOne de Mexico S.A. de C.V.	Mexico
PolyOne Deutschland, GmbH	Germany
PolyOne Distribution Trading (Shanghai) Co. Ltd.	China
PolyOne Engineered Films, LLC	Virginia
PolyOne España, S.L.	Spain
PolyOne Europe Inc. (duly incorporated with PolyOne Europe S.à r.l.)	Delaware
PolyOne Europe Finance S.à r.l.	Luxembourg
PolyOne Europe Logistics S.A.	Belgium
PolyOne Europe S.à r.l. (duly incorporated with PolyOne Europe Inc.)	Luxembourg
PolyOne Finance Ltd.	Cyprus
PolyOne France S.A.S.	France
PolyOne Funding Corporation	Delaware
PolyOne Global S.à r.l.	Luxembourg
PolyOne Hong Kong Holding Limited	Hong Kong
PolyOne Hungary, Ltd.	Hungary
PolyOne Intellectual Property Ltd.	Cyprus
PolyOne International Finance Unlimited Company	Ireland
PolyOne International Ltd.	British Virgin Islands
PolyOne International Real Estate Corporation	Ohio
PolyOne International S.à r.l.	Luxembourg
PolyOne International Trading (Shanghai) Co., Ltd.	China

Name	Formation Jurisdiction
Polyone Italy S.r.l.	Italy
PolyOne Japan K.K.	Japan
PolyOne Korea, Ltd.	Korea
PolyOne Limited	Cyprus
PolyOne LLC	Delaware
PolyOne Management (Shanghai) Co. Ltd.	China
PolyOne Poland Manufacturing, Sp.z.o.o.	Poland
PolyOne Polimeks Plastik Tic. ve San. A.Ş	Turkey
PolyOne Polymer (Tianjin) Co., Ltd.	China
PolyOne Polymers India Pvt. Ltd.	India
PolyOne S.à r.l.	Luxembourg
PolyOne (Shanghai) Co., Ltd. (a/k/a PolyOne Shanghai, China)	China
PolyOne Shenzhen Co. Ltd.	China
PolyOne Singapore Pte Ltd	Singapore
PolyOne Suzhou, China	China
PolyOne Sweden, A.B.	Sweden
PolyOne Tekno Polimer Mühendislik Plastikleri San. ve Tic. A.S.	Turkey
PolyOne Tekno Ticaret Mühendislik Plastikleri San. ve Tic. A.S.	Turkey
PolyOne Termoplásticos do Brasil Ltda.	Brazil
PolyOne Th. Bergmann GmbH	Germany
PolyOne (Thailand) Co., Ltd.	Thailand
PolyOne UK Finance Limited	United Kingdom
P.T. Clariant Plastics and Coating Indonesia	Indonesia
RA Products, Inc.	Michigan
Regalite Plastics, LLC	Massachusetts
Rutland DCC Inc Manufacturing Private Limited (50 % owned)	India
Rutland Europe Limited	United Kingdom
Rutland Group, Inc.	Delaware
Rutland Holding Company	Delaware
Rutland Intermediate Holding Company	Delaware
Rutland International Limited	United Kingdom
Rutland Plastics, Inc.	Florida
Seola ApS	Denmark
Servicios Factoria Barbastro, S.A. (50% owned)	Spain
Shanghai Colorant Chromatics Co., Ltd.	China
Shawnee Holdings, LLC	Virginia
SilCoTec, Inc.	Indiana
Sociedad Quimica Alemana S.A.	Peru
Spartech, S.A.S.	France
Uniplen Indústria de Polimeros Ltda.	Brazil